Exhibit 10.1

TRANSUNION

AMENDED AND RESTATED MAJOR STOCKHOLDERS’ AGREEMENT

Dated as of June 23, 2015

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TABLE OF CONTENTS

(continued)

Exhibit A – Form of Joinder to Major Stockholders’ Agreement

Exhibit B – Registration Rights Agreement

Exhibit C – Form of Director & Officer Indemnification Agreement

Exhibit D – Management Rights Letter

Schedule A – Form Compliance Certificate

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AMENDED AND RESTATED MAJOR STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED MAJOR STOCKHOLDERS’ AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is made as of June 23, 2015, among (i) TransUnion (formerly known as TransUnion Holding Company, Inc.), a Delaware corporation (the “Parent”); (ii) the Advent Investors (as hereinafter defined) and (iii) the GS Investors (as hereinafter defined, and together with the Advent Investor, the “Investors”), and any other Person who becomes a party hereto pursuant to Article VII (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, on April 30, 2012 the Parent, Spartan Acquisition Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Parent (“Merger Sub”), and TransUnion Intermediate Holdings, Inc. (formerly known as TransUnion Corp.) (the “Company”) consummated the transaction contemplated by that certain Merger Agreement, dated as of February 17, 2012 by and among such parties and certain other parties thereto (the “Merger”);

WHEREAS, in connection with the Merger, Parent, certain of the Advent Investors and the GS Investors entered into that certain Major Stockholders’ Agreement dated as of April 30, 2012 (as amended by Amendment No. 1 dated January 28, 2014 and by Amendment No. 2 dated January 1, 2015, the “Original Agreement”);

WHEREAS, in connection with the consummation by Parent of an IPO, the parties hereto desire to amend and restate the Original Agreement in its entirety and enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares after consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Person” has the meaning set forth in Section 4.1(c).

“Advent Investor” means Advent-TransUnion Acquisition Limited Partnership.

“Affiliate” means, with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person and (b), solely with respect to Section 4.1, a director or executive officer of such Person or of any Person identified in clause (a) above. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Investors, the Parent, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment, and none of the Investors or any of their Affiliates shall be considered an Affiliate of (a) Parent or any of its Subsidiaries or (b) each other.

“Agreement” means this Amended and Restated Major Stockholders’ Agreement, as the same may be amended, supplemented, restated or modified.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their subsidiaries and Affiliates, including without limitation, the Bank Holding Company Act, the Federal Reserve Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Beneficial Ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Parent held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).

“Board” means the Board of Directors of the Parent.

“Board Observer” has the meaning set forth in Section 3.1(c).

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Change in Control” means the occurrence of any of the following events:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Parent or the Company to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to any of the Investors or any of their respective Affiliates (collectively, the “Permitted Holders”); or

(b) any person or group, other than one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent or the Company (or any entity which controls the Parent or Company, or which is a successor to all or substantially all of the assets of the Parent or the Company), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c) a merger of the Parent or the Company with or into another Person (other than one of more of the Permitted Holders) in which the voting shareholders of the Parent or the Company immediately prior to such merger cease to hold at least 50% of the voting shares of the Parent or the Company (or the surviving corporation or ultimate parent) immediately following such merger;

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provided that, in each case under clause (a), (b) or (c), no Change in Control shall occur unless the Permitted Holders in such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect more members of the Board of Directors of the Parent (or the resulting entity) than any other shareholder or group of affiliated shareholders, and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Parent or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Parent (or owned by the Parent in substantially the same proportions as their ownership of the Parent).

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any successor provision thereto.

“Company” has the meaning set forth in the Preamble.

“Company Group” has the meaning set forth in Section 6.10(a).

“Consumer Disclosures” has the meaning set forth in Section 6.13(b).

“Coordination Committee” has the meaning set forth in Section 4.1(a).

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Financial Information” has the meaning set forth in Section 6.10(b).

“GS Investors” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., Spartan Shield Holdings, GS Capital Partners Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holding, L.P., Opportunity Partners Offshore-B Co-Invest AIV, L.P.

“Indemnified Liabilities” has the meaning set forth in Section 6.12.

“Indemnitees” has the meaning set forth in Section 6.12.

“Initial Ownership Interest” means, with respect to any Investor, the number of Share Equivalents held by such Investor as of the date hereof plus any Share Equivalents sold by any Investor pursuant to an IPO.

“Initial Public Offering” or “IPO” means the first underwritten Public Offering.

“Investor” has the meaning set forth in the Preamble.

“Investor Director Designee” has the meaning set forth in Section 3.1(a).

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“Investor’s Ownership Percentage” means, as of any determination date a fraction (expressed as a percentage), the numerator of which is the aggregate number of Share Equivalents owned by that Investor or any Affiliate thereof, and the denominator of which is the aggregate number of Share Equivalents held by all holders of Shares or Share Equivalents.

“Joinder Agreement” has the meaning set forth in Section 4.2(a).

“Law,” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations, and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Management Agreement” means that certain Management Agreement among the Parent and the Investors, dated as of April 20, 2012, and terminated in connection with the IPO.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Recitals.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor (including, with respect to the Advent Investor, any of the following funds and their Affiliates: Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI-A Limited Partnership, and Advent Partners GPE VI-A 2010 Limited Partnership).

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as modified by Section 3(42) of ERISA, or any successor regulations.

“Proprietary Information” has the meaning set forth in Section 6.17.

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“Public Offering” means any public offering and sale of equity securities of the Parent or any successor to the Parent for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Reimbursable Expenses” has the meaning set forth in Section 6.9.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule or regulation).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Share Equivalents” means, for a Person or Persons, (a) Shares Beneficially Owned as of such determination date by such Person or Persons, and (b) the number of Shares issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, on any such date of determination, Shares without payment to the Parent of any additional consideration.

“Shares” means shares of common stock, par value $0.01 per share, of the Parent.

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Transfer” means, with respect to any Share Equivalents, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Share Equivalents, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law; provided, that a Transfer shall not include any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Share Equivalents as a result of any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in The Goldman Sachs Group, Inc. or Advent International Corporation, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law.

“Transferred”, “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“VCOC Investor” means GS Capital Partners VI Parallel, L.P.

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Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised options that have been issued by the Parent shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to the Parent, and each other Stockholder that on the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by such Stockholder of this Agreement and the agreements contemplated hereby and the consummation by such Stockholder of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law, rule or regulation applicable to such Stockholder or his or her properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to such Stockholder or his or her properties or assets; or (iii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Stockholder is a party or by which such Stockholder or his or her properties or assets are bound.

(c) Such Stockholder understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, Shares must be held indefinitely.

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Section 2.2. Entitlement of the Parent and the Stockholders to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Parent, and by the other Stockholders, in connection with the entering into of this Agreement. Without limiting the foregoing, each Stockholder agrees to give the Parent prompt written notice in the event that any representation of such Stockholder contained in Section 2.1 ceases to be true at any time following the date hereof.

Section 2.3. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Stockholders that as of the date of this Agreement:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(b) This Agreement has been duly and validly executed and delivered by the Parent and constitutes a legal and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally and by equitable principles of general applicability;

(c) The execution, delivery and performance by the Parent of this Agreement and the consummation by the Parent of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of Law, statute, rule or regulation to which the Parent is subject, (ii) violate any order, judgment or decree applicable to the Parent or (iii) conflict with, or result in a breach or default under, any term or condition of the Parent’s organizational documents or any agreement or instrument to which the Parent is a party or by which it is bound; and

ARTICLE III

MANAGEMENT

Section 3.1. Composition of the Board of Directors.

(a) Investors shall have the right to designate for election to the Board the following members: (i) two (2) individuals designated by the GS Investors or their Affiliates, and (ii) two (2) individuals designated by the Advent Investor or their Affiliates (any individual designated by the GS Investors or the Advent Investor, an “Investor Director Designee”), and the Parent shall include each Investor Director Designee among the Parent’s and its directors’ nominees for election to the Board at all of the Parent’s applicable annual or special meetings of stockholders (or written consents) at which directors are to be elected, subject to satisfaction of all legal and governance requirements regarding service as a director of the Parent. If the Parent’s Nominating and Corporate Governance Committee determines that an Investor Director Designee is not qualified to serve on the Board consistent with such committee’s policies and procedures, the applicable nominating Investor shall have the right to designate a different

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Investor Director Designee. The right of an Investor to designate the directors shall be subject to the following:

(i) If an Investor Transfers (through one or more Transfers) more than seventy-five percent (75%) of its Initial Ownership Interest, such Investor or all of the Investors, as the case may be, shall only be entitled to designate one (1) director for appointment to the Board; and

(ii) If an Investor Transfers (through one or more Transfers) more than ninety percent (90%) of its Initial Ownership Interest, such Investor or all of the Investors, as the case may be, shall not be entitled to designate any directors for appointment to the Board.

(b) As of the date hereof, the directors designated for appointment to the Board (i) by the GS Investors shall be Sumit Rajpal, designated as a Class III Director, and Gil Klemann, designated as a Class II Director, and (ii) by the Advent Investor shall be Christopher Egan, designated as a Class III Director and Steven Tadler, designated as a Class II Director.

(c) In addition to any rights the Investors may have pursuant to Section 6.1, so long as the VCOC Investor beneficially owns at least five percent (5%) of its Initial Ownership Interest, and to the extent necessary for the Investor’s investment in the Share Equivalents to qualify as a “venture capital investment” under the Plan Asset Regulations, the VCOC Investor shall be permitted to designate one non-voting observer to the Board (a “Board Observer”) and any committee thereof and the board of directors or any committee thereof of any Subsidiary, who shall have the right to attend and observe, but not vote at, meetings of the Board and any committee thereof or the board of directors or any committee thereof of any Subsidiary, as applicable; provided, however, that the VCOC Investor may be excluded from any meeting of the audit committee of the Board, at the request of the audit committee.

(d) Except as provided in Section 3.1(a), if the number of individuals that an Investor has the right to designate for election to the Board is decreased pursuant to Section 3.1(a), then the corresponding number of director designees of such Investor shall immediately resign from the Board, and the Parent and the Investors shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual. Except as provided above, each Investor shall have the sole and exclusive right to immediately remove its respective designees to the Board, as well as the exclusive right to designate the person to fill vacancies (serving in the same class as the predecessor) that remain open by not designating a director initially or that are created by reason of death, removal or resignation of such designees; provided that the Parent’s Nominating and Corporate Governance Committee determines that such persons designated to fill such vacancies are qualified to serve on the Board.

(e) To the extent nominated or designated by any Investor, the Parent and each of the Stockholders shall take all actions necessary and within their control, including (i) in the case of the Parent, soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees, and (ii) in the case of the Investor, voting the Shares held by such Investor (whether at a meeting or by written consent), to cause (A) the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, and

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(ii) the Person designated as Board Observer to be designated as non-voting observer to the board of directors of the Parent for so long as the VCOC Investor is entitled to appoint a Board Observer pursuant to Section 3.1(b) hereof. No Person shall take any action with respect to the Parent that would be inconsistent with the provisions of this Agreement.

(f) The Parent and its Subsidiaries shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Parent’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Parent’s reimbursement policies.

(g) The Parent and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Parent’s Subsidiaries. The Parent and its Subsidiaries shall enter into director and officer indemnification agreements substantially in the form attached at Exhibit C hereto, with each of the Investor’s designees on the Board.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1. Coordination Committee; Transfer Restrictions.

(a) Effective as of the IPO, the Parent shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and will maintain such committee for so long as required pursuant to this Section 4.1(b) or until disbanded with the written consent of each Investor. The Coordination Committee shall, as provided in this Section 4.1(b), facilitate coordination of (i) dispositions of Shares held by the Investors pursuant to Rule 144, or (ii) any distributions of any Shares by any Investor to its investors. The Investors each shall be permitted to designate an equal number of representatives (who may, but need not, be a director of the Parent) to participate on the Coordination Committee, and shall be permitted to remove and replace such designee from time to time. The procedures governing the conduct of the Coordination Committee shall be established from time to time by the written consent of each Investor. The Coordination Committee shall meet as needed. The Coordination Committee shall notify the Parent of any disposition or distribution of Shares which is effected and of which such committee has been notified. If requested by Parent (and at the expense of the Parent) any such disposition or distribution shall be supported by an opinion of reputable counsel acceptable to the parties retained by the Investors as to applicability of the Securities Act and any applicable exemptions thereunder. Parent shall not be required to forego, delay or abandon any business opportunity to enable any Investor to effectuate a disposition or distribution.

(b) After the IPO, so long as the aggregate Investor’s Ownership Percentage is at least twenty percent (20%), an Investor wishing to (i) Transfer any Shares pursuant to Rule 144, or (ii) distribute any Shares to such Investor’s investors, shall consult with the Coordination Committee prior to taking such action or entering into any definitive agreement with respect to such action, and shall use reasonable efforts to minimize any adverse impact to the other Investor in respect of such Transfer or distribution.

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(c) Notwithstanding any provisions of this Article IV, except in connection with a Change of Control, in no event shall any Stockholder knowingly Transfer any of its Share Equivalents to any Person (including an Affiliate) if the Transferee is (i) a competitor of the Parent or any of its Subsidiaries, or otherwise adverse to the Parent or any of its Subsidiaries, or (ii) a strategic investor (any Person described in sub-sections (i) or (ii), an “Adverse Person”); provided, that, for the avoidance of doubt, a Stockholder Transferring Share Equivalents to the public following a Public Offering (x) in a registered Public Offering or (y) pursuant to Rule 144 under the Securities Act shall not be deemed to have “knowingly” Transferred Share Equivalents to an Adverse Person for purposes of this Section 4.1(c).

ARTICLE V

REGISTRATION RIGHTS

The Parent shall grant to each of the Stockholders and certain members of senior management of the Parent or its Subsidiaries the registration rights set forth in the Registration Rights Agreement in Exhibit B hereto.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1. Additional VCOC Rights. For so long as the VCOC Investor, directly or indirectly, continues to hold any Share Equivalents, without limitation or prejudice of any of the rights provided to the Stockholders hereunder, the Parent and its Subsidiaries shall provide the VCOC Investor with all information and access rights necessary to qualify the VCOC Investor’s investment in the Share Equivalents as a “venture capital investment” within the meaning of the Plan Asset Regulations, and the Parent and its Subsidiaries shall enter into a customary VCOC management rights letter in the form of Exhibit D hereto.

Section 6.2. Legend on Share Certificates.

(a) The certificates representing the Share Equivalents shall include an endorsement typed conspicuously thereon of the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED, TRANSFERRED PLEDGED OR HYPOTHECATED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED MAJOR STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 23, 2015 (AS MAY BE AMENDED FROM TIME TO TIME) AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

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In the event that any Share Equivalents shall become freely tradable under the Securities Act and all other applicable securities Laws, the Parent shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the first paragraph of the legend required by this Section 6.2. In the event that any Share Equivalents shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Parent shall, upon the request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the second paragraph of the legend required by this Section 6.2.

(b) All certificates for Share Equivalents hereafter issued, whether upon transfer or original issue, shall be endorsed with a like legend.

Section 6.3. No Promotion. The Parent agrees that it will not, without the prior written consent of the applicable Affiliate of the GS Investors or the applicable Affiliate of the Advent Investors, as the case may be, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co., Advent International Corporation or any of their respective Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co., Advent International Corporation, or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Parent has been approved or endorsed by Goldman, Sachs & Co., Advent International Corporation, or any of their respective Affiliates.

Section 6.4. Exculpation Among Investors. Each Stockholder acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Parent with the SEC relating to its Shares, in making its investment or decision to sell, retain or further invest in the Parent. Each Stockholder agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

Section 6.5. No Fiduciary Duty; Investment Banking Services. The parties hereto acknowledge and agree that nothing in this Agreement shall create a fiduciary duty of Goldman, Sachs & Co. or any of its Affiliates or Advent International Corporation or any of its Affiliates to the Parent or the Stockholders. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of Goldman, Sachs & Co. or any of its Affiliates or Advent International Corporation or any of its Affiliates in whatever capacity, including as a director or observer to the Board, it is understood that Goldman, Sachs & Co. or any of its Affiliates or Advent International Corporation or any of its Affiliates is not acting as a financial advisor, agent or underwriter to the Parent or any of its Affiliates or otherwise on behalf of the Parent or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

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Section 6.6. Obligation to Update Investors. The Parent shall keep the Investors Director Designee informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Parent), criminal or regulatory investigation or action involving the Parent or any of its Subsidiaries, and shall reasonably cooperate with the Investors, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to the Investors or their Affiliates that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 6.7. Logo of the Parent and its Subsidiaries. The Parent grants the Investors permission to use the Parent’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that Parent is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliate, as applicable, shall include a trademark attribution notice giving notice of the Parent’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Parent’s or its Subsidiaries’ names and logos appear.

Section 6.8. Regulatory Matters.

(a) Each Investor hereby agrees to use its reasonable best efforts to supply and provide information, from time to time, that is accurate in all material respects to any governmental authority requesting such information in connection with filings or notifications relating to any acquisition, disposition and change of control transaction (including by way of merger, consolidation, tender offer or exchange offer or otherwise), or the establishment of a new business activity, involving the Parent and its Subsidiaries.

(b) Notwithstanding the foregoing, (i) if any governmental authority requests the disclosure of financial information of any Person (“Financial Information”); or (ii) if necessary for Parent to consummate a transaction approved by its Board or its voting shareholders, establish a new business activity, or for an Investor to comply with or to avoid a potential violation of (A) any applicable Banking Regulation, Law or other regulation or (B) any order, directive or guidance of a court or governmental agency having jurisdiction over such Investor, then, in each case, the affected Investor shall, if commercially reasonably feasible, restructure its investment in Parent (including potentially altering or reducing voting or governance rights, or transferring the investment to an Affiliate) so long as such restructuring (x) is designed in such a manner as to have a reasonable likelihood of causing the governmental authority to withdraw its request for Financial Information or ensuring compliance with or avoiding the potential violation of the applicable Banking Regulation, Law, other regulation or court or governmental agency order, directive or guidance, as the case may be, (y) is not reasonably likely to adversely impact any other Investor or Parent in any manner, including, without limitation, increasing any other Investor’s regulatory filing requirements or imposing new materially adverse restrictions on Parent and (z) is not reasonably likely to adversely impact the timing of the closing of such transaction or the likelihood of receipt of the requisite regulatory approvals in any manner.

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Section 6.9. Expenses. The Parent will pay (or cause to be paid) to an Investor (or an Affiliate thereof) on demand all Reimbursable Expenses whether incurred prior to or following the date of this Agreement. As used herein, “Reimbursable Expenses” means, all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of, and any amounts paid in respect of indemnities in favor of, any attorneys, accountants, consultants and other third parties) incurred by such Investor or an Affiliate thereof (i) on behalf of the Parent (with the Parent’s consent), (ii) in connection with any services provided by such Investor or its Affiliates to the Parent or any of its Affiliates from time to time or (iii) in connection with such Investor’s enforcement of rights or taking of actions under this Agreement, the constitutive documents of the Parent or any of its Subsidiaries, or any transaction or agreement to which the Parent or any of its Subsidiaries is a party.

Section 6.10. Indemnity and Liability.

(a) Parent hereby indemnifies and agrees to exonerate and hold each of the Investors and each of its respective shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, representatives, and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, representatives, and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce Parent’s obligations hereunder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses or any other amounts in connection therewith, including without limitation all actual out-of-pocket attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) the Merger Agreement or the transactions contemplated by the Merger Agreement, (ii) services provided by any Investor to Parent or to the Parent or any of the Parent’s Subsidiaries (collectively, the “Company Group”), including, without limitation, services provided under the Management Agreement, (iii) this Agreement, except for any breach of this Agreement by such Investor or such Investor’s respective Indemnitee, or (iv) any claim, cause of action or suit against the Investor or any Indemnitee solely by reason of the Investor’s status as a stockholder of the Parent and which arises out of or relates to actions, liabilities or losses of the Parent or its Subsidiaries, but not including any Indemnified Liabilities arising from or primarily related to such Indemnitee’s willful misconduct, fraud or gross negligence, or filings with the SEC describing its ownership in Parent, or in connection with any Public Offering where information provided by an Investor is the cause of any claim relating to that Public Offering. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, Parent hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 6.10, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by Parent, then such payments shall be repaid by such Indemnitee to Parent.

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(b) Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which Parent, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party. An Indemnified Party shall have the right to employ separate counsel at the expense of Parent and to control its own defense of such action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between Parent, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Parent agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding.

(c) The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation. Parent hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Indemnitee under this Agreement are primary and any obligation of any Investor (or any Affiliate thereof (other than Parent)) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitee are secondary), and if any Investor (or any Affiliate thereof other than Parent) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Indemnitee, then (i) such Investor shall be fully subrogated to all rights of Indemnitee with respect to such payment, and (ii) Parent shall reimburse such Investor (or such other Affiliate) for the payments actually made. Parent hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its Affiliates not to exercise), any claims or rights that Parent may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of Parent’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. Except as specifically provided otherwise in this Agreement, none of the Indemnitees will be liable to Parent or any of its Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct.

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Section 6.11. Compliance Covenants. For so long as the GS Investors (together with any Affiliates are deemed to control the Parent for purposes of any Banking Regulation, the parties hereto agree as follows:

(a) Policies and Procedures. Parent shall, and shall cause its Subsidiaries to, establish, maintain and enforce policies and procedures reasonably designed for compliance with (i) the policies and procedures of the GS Investors and their Affiliates as specifically directed in writing by the GS Investors, and (ii) any other Laws applicable to the Parent or its Subsidiaries. Parent has provided the GS Investors with copies of its policies and procedures, and commits to provide any and all policies and procedures in the future as requested by the GS Investors. The GS Investors shall be entitled to require implementation of, or revisions to, the Parent policies and procedures at any time if GS Investors deem such change reasonably necessary to comply with regulations or guidance from applicable federal or state regulatory agencies.

(b) Parent Consumer Disclosure. Upon request of the GS Investors, the Parent shall, and shall cause its Subsidiaries to, provide to the GS Investors copies of all marketing materials, terms and conditions, website disclosures, and any other document that includes legal disclosure relating to consumers (collectively, “Consumer Disclosures”). The Parent shall revise the Consumer Disclosures at any time upon the written request of the GS Investors, provided the GS Investors have reasonably determined that such change is necessary to comply with regulations or guidance from applicable federal or state regulatory agencies.

(c) Consent Requirements. The Parent shall not, and shall cause its Subsidiaries not to, without the prior written consent of the GS Investors, which consent shall not be unreasonably withheld, expand or make any change in the nature of the activities of the Parent or its Subsidiaries (including entering into new lines of business) beyond those activities that are being pursued as of the date of this Agreement as reflected in the registration statement filed with the SEC for the IPO that are otherwise permissible for financial holding companies to conduct under Section 4(k) of the BHC Act (any such new business activity or change to current activities, a “New Activity”). Upon notice from the GS Investors, the Parent shall, and shall cause its Subsidiaries to, refrain from commencing any New Activity or terminate or modify any existing activity if, in the reasonable judgment of the GS Investors, the Parent’s (i) commencing such New Activity or terminating or modifying such existing activity is required under applicable Law or by the Federal Reserve or any governmental entity having jurisdiction over the GS Investors and its Affiliates or, by reason of its affiliation with the GS Investors and its Affiliates, the Parent or (ii) the commencement of such New Activity or continued operation of such existing activity would require the GS Investors to seek approval from or make any filings with any governmental entity having jurisdiction over the GS Investors and its Affiliates or, by reason of its affiliation with the GS Investors and its Affiliates, the Parent. Upon request of Parent, GS Investors will provide an outside legal opinion to Parent that fully supports the request of GS Investors and confirms that there is no ability for the GS Investors to restructure its investment in Parent, as contemplated by Section 6.8(b) above, to enable Parent to pursue the New Activity.

(d) Obligation to Update GS Investors. The Parent shall provide the GS Investors with prompt written notice of, and copies of any available documents related to:

(i) Any criminal or regulatory investigation, proceeding or other action involving the Parent or any of its Subsidiaries;

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(ii) Any event or occurrence with respect to the Parent or any of its Subsidiaries that would, or could reasonably be expected to, result in any material adverse legal, regulatory or reputational consequences for the Parent or its Subsidiaries;

(iii) Any material violation or breach of any policy or procedure set forth in Section 6.11(a) hereof;

(iv) Any material violation of any policies or standard procedures regarding customer interactions or discipline of personnel; and

(v) Any material weakness or significant deficiency noted in any regulatory, legal or internal control at the Parent or any of its Subsidiaries noted by the Parent, any of its Subsidiaries, its auditors, or any governmental authority having jurisdiction over the GS Investors and their Affiliates, the Parent or any of its Subsidiaries, whether as a result of an internal or external audit, in a report of regular examination by a Governmental Entity or otherwise.

(e) The Parent shall, and shall cause its Subsidiaries to, take all actions that the GS Investors may reasonably request to cause any material legal, regulatory or internal control deficiencies and violations of policies and procedures to be promptly remedied.

(f) The Parent shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any shares of capital stock, or securities convertible into or exchangeable for shares of capital stock, of any bank holding company, non-U.S. or U.S., other depositary institution, or any company engaged in financial activity or any “covered fund” as defined in Section 13.7 of the BHC Act.

(g) The Parent shall reasonably cooperate with the GS Investors, their members and their respective Affiliates in an effort to avoid or mitigate any cost or criminal, legal or regulatory consequences to the GS Investors and their Affiliates that might arise from any such investigation, proceeding, other action, event, occurrence, violation, or breach described in Section 6.8(a) (including by permitting representatives of the GS Investors to review written submissions in advance, attend meetings with authorities and coordinate and provide assistance in meeting with regulators).

(h) Access to Information and Personnel; Regulatory Examinations. The Parent shall, and shall cause its Subsidiaries to, provide the GS Investors or the Advent Investor, or any governmental authority having jurisdiction over the GS Investors and their Affiliates or the Parent full access to all books, records, policies and procedures, internal audit and compliance reports, and to officers, personnel, accountants and other representatives of the Parent and its Subsidiaries and their respective businesses, whether located in the U.S. or outside the U.S., including without limitation the right to audit any of such books, records, policies and procedures, and reports and to make copies therefrom. The Parent shall provide the GS Investors or the Advent Investor with access to any materials viewed by any governmental authority if requested by the GS Investors or the Advent Investor and if permitted by applicable Law.

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(i) Management Officials. The Parent must consult with the GS Investors before any Management Official of the Parent or any Subsidiaries takes a position as a Management Official of any Depository Organization or any Affiliate thereof, or any nonbank Financial Company designated by the Financial Stability Oversight Council for supervision by the Federal Reserve or any Affiliate thereof. The Parent must advise all Management Officials of the Parent and each of its Subsidiaries of this requirement. For purposes of this subsection (i) only, all capitalized terms are defined as they are defined in the Federal Reserve’s Regulation L (12 C.F.R. Part 212).

(j) Compliance. The Parent shall, and shall cause its Subsidiaries, to comply in all respects with Section 13 of the BHC Act and Regulation VV promulgated thereunder.

(k) Annual Compliance Certificate. The Parent shall prepare and deliver to the GS Investors and Advent Investor a compliance certificate, in the form attached hereto as Schedule A, within one (1) month after the end of each calendar year. The GS Investors may amend the form of compliance certificate from time to time upon written notice to Parent.

Section 6.12. Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Parent and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except (i) for any Proprietary Information which is publicly available (other than as a result of dissemination by such Stockholder) or a matter of public knowledge generally, (ii) if the release of such Proprietary Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, following delivery of prior written notice to the Parent (to the extent permitted under applicable Law), or (iii) for Proprietary Information that was known to such Stockholder prior to its disclosure by the Parent, or becomes known by such Stockholder, in each case on a non-confidential basis, without, to such Stockholders’ knowledge, breach of any third party’s confidentiality obligations. Each Stockholder further acknowledges and agrees that it shall not disclose any Proprietary Information to any Person, except that Proprietary Information may be disclosed:

(i) to its and its Affiliates’ directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in the normal course of the performance of their duties to the Investor or its Affiliates; provided such recipient agrees to be bound by a confidentiality agreement consistent with the provisions hereunder or is otherwise bound under law or contract to a duty of confidentiality to the Investor or its Affiliate;

(ii) to any regulatory authority to which the Stockholder or any of its Affiliates is subject or with which it has regular dealings in connection with a general regulatory inquiry not specifically targeted at the Parent; provided that to the extent legally permissible and practicable, the Stockholder give prior notice of such disclosure to the Parent, and provided further, that such authority is advised of the confidential nature of such information;

(iii) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Parent, its Affiliates or any of its Representatives

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have provided to such Stockholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(iv) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Proprietary Information in connection with the assertion or defense of any claim by or against the Parent or any Stockholder.

Section 6.13. Certain Other Matters.

(a) Neither the Parent nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of any Investor or any of their respective Affiliates or portfolio companies to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) provide products or services to the Company or any of its Subsidiaries (other than the consent requirements set forth in Section 3.2(q) of this Agreement).

(b) Notwithstanding anything in this Agreement, none of the provisions of this Agreement, other than the confidentiality provisions contained herein, shall in any way limit any Affiliate or portfolio company of any Investor from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to any Share Equivalents acquired by any of Affiliates of the GS Investors following the IPO in the ordinary course of such Affiliates other businesses and other than for investment purposes.

ARTICLE VII

ADDITIONAL PARTIES

Section 7.1. Additional Parties. Additional parties, provided they are Permitted Holders, may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Parent and the acceptance thereof by such additional parties and, to the extent permitted by Section 8.6, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such party as the Investors and such party may agree.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1. Freedom to Pursue Opportunities.

(a) The parties expressly acknowledge and agree that: (i) each of the Investors, their respective Affiliates and associated funds, including directors and officers of the Parent, has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Parent or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other Person, including those lines of business deemed to be competing with the Parent or any of its Subsidiaries; (ii) none of the Parent, any of its Subsidiaries or any Stockholder shall have any rights in and to the business ventures of any Investor, its Affiliates and associated funds, including directors and officers of the Parent, or the income or profits derived therefrom; (iii) each of the Investors, their respective Affiliates and associated funds, including directors and officers of the Parent, may do business with any potential or actual customer or supplier of the Parent or any of its Subsidiaries or may employ or otherwise engage any officer or employee of the Parent or any of its Subsidiaries; and (v) in the event that an Investor, director or officer of the Parent, any of such Investor’s respective Affiliates or associated funds acquires knowledge of a potential transaction or matter that may be an opportunity for the Parent, any of its Subsidiaries, or any other Stockholder, such Investor, director or officer of the Parent, such Investor’s Affiliates or associated funds shall have no fiduciary duty or other duty (contractual or otherwise) to communicate or present such opportunity to the Parent, any of its Subsidiaries, any other Stockholder, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Parent, any of its Subsidiaries, any other Stockholder (and their respective Affiliates) for breach of any fiduciary duty or other duty (contractual or otherwise) by reason of the fact that such Investor, Affiliate, associated fund, director or officer directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Parent, any of its Subsidiaries, or any other Stockholder. For the avoidance of doubt, this Section 8.1 shall not apply to any directors of the Parent or any of its Subsidiaries that are not also Investor Director Designees. For the avoidance of doubt, any actions taken, directly or indirectly, by any publicly traded Affiliate (or any of its officers, directors or employees) of an Investor shall not be deemed to be an action taken by such Investor.

(b) Each Stockholder (for itself and on behalf of the Parent) hereby, to the fullest extent permitted by applicable Law, acknowledges and agrees that, (i) in the event of any conflict of interest between the Parent or any of its Subsidiaries, on the one hand, and any Stockholder, on the other hand, such Stockholder (or the Investor Director Designees appointed by such Stockholder acting in their capacity as a director) may act in such Stockholder’s best interest and (ii) no Stockholder (or the Investor Director Designees appointed by such Stockholder acting in their capacity as a director), shall be obligated (A) to reveal to the Parent or any of its Subsidiaries confidential information belonging to or relating to the business of such Stockholder or (B) to recommend or take any action in its capacity as such Stockholder or Investor Director Designee, as the case may be, that prefers the interest of the Parent or any of its Subsidiaries over the interest of such Stockholder or Investor Director Designee, as the case may be. For the avoidance of doubt, to the extent any provision of this Section 8.1(b) conflicts with any provision of the Parent’s code of conduct policy (or similar policy), the provisions of this Section 8.1(b) shall control.

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Section 8.2. Entire Agreement. This Agreement, together with the Registration Rights Agreement in Exhibit B hereto, and all of the other exhibits, annexes and schedules hereto and thereto constitute the entire understanding and agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, without limitation, the by-laws of any company, this Agreement shall govern as among the parties hereto.

Section 8.3. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

(b) Any claim, action, suit or proceeding (whether in contract or tort) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

(c) Subject to applicable Law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable Law, each party agrees that service of process on such party as provided in Section 8.10 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, TO THE EXTENT NO PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO

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THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 8.4. Obligations; Remedies. The Parent and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Parent or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 8.5. Consent of the Investors. If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 8.6. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each Investor that has not Transferred (through one or more Transfers) more than ninety percent (90%) of its Initial Ownership Interest (excluding pro rata Transfers agreed to by the Investors and Transfers to Affiliates); provided that any amendment, modification or waiver that disproportionately and adversely affects any Investor that has Transferred more than 90% of its Initial Ownership Interest as compared to any other Investor shall also require the written consent of such adversely affected Investor. If requested by the Investors, the Parent agrees to execute and deliver any amendments to this Agreement which are not adverse to Parent or its public shareholders to the extent so requested by the Investors in connection with the addition of (i) a transferee of Share Equivalents or (ii) a recipient of any newly-issued Share Equivalents as a party hereto; provided that such amendments are in compliance with the provisos set forth in the immediately foregoing sentence and the terms of this Agreement. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Parent and all Permitted Holders.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement, or single or partial enforcement of any rights, powers or remedies conferred by this Agreement, shall not be construed a waiver of such provision or any other provisions hereof, or preclude any other or further exercise thereof.

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Section 8.7. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ Permitted Transferees.

Section 8.8. Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; (ii) written agreement of the Investors who hold Shares at such time; (iii) the dissolution or liquidation of the Parent. In the event of any termination of this Agreement as provided in this Section 8.8, this Agreement shall forthwith become wholly void and of no further force or effect (except for the Sections enumerated in the preceding sentence as surviving and this Article VIII) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article VIII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 8.9. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Parent and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Stockholders or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 8.10. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt):

(w)	if to the Parent, to:

TransUnion

c/o TransUnion Intermediate Holdings, Inc.

555 West Adams Street

Chicago, Illinois 60661

Attention: James M. Peck, President and Chief Executive Officer

Attention: John W. Blenke, Executive Vice President, Corporate General

Counsel and Corporate Secretary

Facsimile No.: (312) 466-7706

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with a copy (which shall not constitute notice) to each of the GS Investor and the Advent Investor as specified in sub-parts (x) and (y) below;

(x)	if to the GS Investor, to:

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Sumit Rajpal

Facsimile: 212-357-5505

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael Aiello

Facsimile: (212) 310-8007

(y)	if to the Advent Investor, to:

Advent International Corp.

75 State Street, 29th Floor

Boston, Massachusetts 02109

Attn: Christopher Egan and James Westra

Facsimile No.: (617) 951-0568

with a copy (which shall not constitute written notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael Aiello

Facsimile: (212) 310-8007

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and, (z) in the case of the Investors, to such party’s address appearing on the stock books of the Parent or to such other address as may be designated by such party in writing to the Parent. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

Section 8.11. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, then, so long as no party is deprived of the benefits of this Agreement in any material respect, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 8.12. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

Section 8.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Sections 6.10 and 8.9, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.14. Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Parent or any successor or assign of the Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 8.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.15.

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24

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

TRANSUNION

By:
Name:
Title:

SIGNATURE PAGE TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C. its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C. its General Partner

By:
Name:
Title:

SPARTANSHIELD HOLDINGS

By:	GS Capital Partners VI Offshore Fund, L.P., its General Partner

By: GSCP VI Offshore Advisors, L.L.C., its General Partner

By:
Name:
Title:

ADVENT-TRANSUNION ACQUISITION LIMITED PARTNERSHIP

By:	Advent-TransUnion GP LLC, its General Partner

By:
Name: Michael Ristaino
Title: President

SIGNATURE PAGE TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

EXHIBIT A

FORM OF JOINDER TO AMENDED AND RESTATED MAJOR STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Major Stockholders’ Agreement dated as of [                    ,] 2015 (the “Major Stockholders’ Agreement”) among TransUnion and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Major Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Stockholder” under the Major Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Share Equivalents (to the extent permitted by the Major Stockholders’ Agreement) as if it had executed the Major Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Major Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                               , 20

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [        ] day of [            ], 20        :

TRANSUNION

By:
Name:
Title:

JOINDER TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TRANSUNION HOLDING COMPANY, INC.

AND THE STOCKHOLDERS OF TRANSUNION HOLDING COMPANY, INC.

SIGNATORIES HERETO

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April 30, 2012, by and among TransUnion Holding Company, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), the Advent Investors (as hereinafter defined), the GS Investors (as hereinafter defined, and together with the Advent Investors, the “Investors”), the other signatories hereto who execute an agreement to bound to this Agreement in the form of Exhibit A hereto (together with their respective Permitted Transferees (as defined in the Management Stockholders’ Agreement), the “Key Individuals”) and any other Person who becomes a party hereto.

WITNESSETH:

WHEREAS, the Holders (as defined below) own Registrable Securities (as defined below); and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“AAA” has the meaning set forth in Section 3.11(b)(i).

“Advent Holder” means any holder of Registrable Securities that is an Affiliate of Advent International Corp.

“Advent Investor” means Advent-TransUnion Acquisition Limited Partnership.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Issuer, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Issuer to make such Registration Statement or report not materially misleading; (ii) would not be required to be made at or prior to the time of filing of such Registration Statement or report but for the filing of such Registration Statement or report; and (iii) the Issuer has a bona fide business purpose for not disclosing publicly.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Issuer or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2.02(a).

“Board” means the board of directors of the Issuer.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law to be closed.

“Claim” has the meaning set forth in Section 3.11(b)(ii).

“Common Share Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Common Shares.

“Common Shares” means the shares of common stock of the Issuer, and any securities into which such shares of common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock.

“Demand Notice” has the meaning set forth in Section 2.01(e).

“Demand Period” has the meaning set forth in Section 2.01(d).

“Demand Registration” has the meaning set forth in Section 2.01(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a)(ii).

“Demand Suspension” has the meaning set forth in Section 2.01(f).

“Demanding Investor” has the meaning set forth in Section 2.01(a)(i).

“Dispute” has the meaning set forth in Section 3.11(b)(i).

“Effectiveness Date” means the date on which Holders are no longer subject to any underwriter’s lock-up or other similar contractual restriction on the sale of Registrable Securities (excluding, for the avoidance of doubt, the Major Stockholders’ Agreement and the Stockholders’ Agreement) in connection with the Issuer’s IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

“GS Holder” means any holder of Registrable Securities that is an Affiliate of Goldman, Sachs & Co.

“GS Investor” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., Spartan Shield Holdings, GS Capital Partners Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holding, L.P. and Opportunity Partners Offshore-B Co-Invest AIV, L.P.

“Holder” means any GS Holder, any Advent Holder, the Key Individuals or any other holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.08.

“Initial Public Offering” or “IPO” means the first Public Offering.

“Investors” has the meaning set forth in the Preamble.

“Issuer” has the meaning set forth in the Preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offering of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 2.03(a).

“Issuer Shares” means Common Shares and Common Share Equivalents.

“Key Individual” has the meaning set forth in the Preamble.

“Long-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Loss” or “Losses” has the meaning set forth in Section 2.09(a).

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole.

“Major Stockholders’ Agreement” means the Major Stockholders’ Agreement, dated as of the date hereof, among the Issuer and the Investors, as the same may be amended from time to time in accordance with the terms thereof.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferees” has the meaning set forth in Section 3.08.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means any public offering and sale of equity securities of the Parent or the Company or any successor to the Company for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Registrable Securities” means any Issuer Shares held by any Holder and any securities held by any Holder that may be issued or distributed or be issuable in respect of any Issuer Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement; (b) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act); (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Issuer and such securities may be publicly resold without Registration under the Securities Act; or (d) with respect to Registrable Securities held by an Investor, the Holder thereof, together with its Affiliates, beneficially owns less than 2% (two percent) of the Registrable Securities that are outstanding at such time and such Holder and its Affiliates are able to dispose of all of their Registrable Securities in any 90-day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

“Registration” means a registration with the SEC of the Issuer’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Request for Arbitration” has the meaning set forth in Section 3.11(b)(i).

“Requisite Consent” has the meaning set forth in the Major Stockholders’ Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Notice” has the meaning set forth in Section 2.02(c).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) (including an Automatic Shelf Registration Statement for a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act) or (ii) if the Issuer is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(d).

“Short-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the date hereof, among the Issuer and the other signatories party thereto, as the same may be amended from time to time in accordance with the terms thereof.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

“Underwritten Offering” means a Registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“WKSI” has the meaning set forth in Section 2.02(a).

SECTION 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand by the Investors.

(i) If, at any time after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC then, except as provided in Section 2.02(a), (x) an Investor or Investors holding, directly or indirectly, together with their respective Affiliates in the aggregate, not less than ten percent (10%) of the Registrable Securities then outstanding may make a written request to the Issuer for Registration (specifying that such request is being made pursuant to this Section 2.01(a)) of all or part of the Registrable Securities held by such Investor on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration Statement”), or (y) any Investor may make a written request to the Issuer for Registration of all or part of the Registrable Securities held by such Investor on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration Statement”) if the Issuer is qualified to use such short form. Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration,” and any Investor requesting such Demand Registration shall hereinafter be referred to as a “Demanding Investor.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

(ii) Within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, the Issuer shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly become effective under the Securities Act and to qualify under the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b) Limitation on Demand Registrations. The Demanding Investors shall have the right to request an unlimited number of Long-Form Registrations and Short-Form Registrations. Notwithstanding the foregoing, (i) each of the Advent Investors, on the one hand, and the GS Investors, on the other hand, may request no more than two (2) Demand Registrations in any one hundred eighty (180)-day period without Requisite Consent, and (ii) in no event shall the Issuer be required to effect more than four (4) Demand Registrations in any twelve (12)-month period. Any Demand Registration requested must be for a firm Underwritten Offering of Registrable Securities with an expected value of at least $10,000,000.

(c) Demand Withdrawal. A Demanding Investor and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(e) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Demanding Investor with respect to all of the Registrable Securities included by such Investor in such Demand Registration, the Issuer shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration with respect to the Demanding Investor for purposes of Section 2.01(b) unless (i) the withdrawing Demanding Investor shall have paid or reimbursed the Issuer for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Issuer in connection with the Registration of such Demanding Investor’s withdrawn Registrable Securities (based on the number of securities the Demanding Investor sought to Register, as compared to the total number of securities included on such Demand Registration Statement) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Issuer to make an Adverse Disclosure.

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Investor.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.01(a)(i) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders, and subject to Sections 2.01(f) and 2.01(h), the Issuer shall include in such Demand Registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.01(e) shall specify the aggregate amount of Registrable Securities to be Registered and the intended method of distribution of such securities.

(f) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, that the Issuer shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 2.02(d)) (i) more than once during any twelve (12)-month period or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request. The Issuer shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Issuer for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Investor.

(g) Underwritten Offering. If a Demanding Investor so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demanding Investor shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the other Investor.

(h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Investors), advise the Board in writing that, in its or their reasonable opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (i) first, pro rata among the GS Holders, the Advent Holders (in each case, including any Demanding Investor) and the Key Individuals that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

each such GS Holder, Advent Holder and/or Key Individuals, (ii) second, pro rata among the other Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such other Holder; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner, and (iii) third, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of securities that the Issuer proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Investors, as the case may be) can be sold without having such adverse effect.

(i) In the event any Holder requests to participate in a Registration pursuant to this Section 2.01 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

SECTION 2.02. Shelf Registration.

(a) Filing. After the Effectiveness Date, as promptly as practicable following the earlier of (A) a request by an Investor or Investors holding, directly or indirectly, together with their respective Affiliates in the aggregate, not less than ten percent (10%) of the Registrable Securities then outstanding or (B) the date upon which the Issuer becomes a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), the Issuer shall file with the SEC a Shelf Registration Statement, which, for the avoidance of doubt, would be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) for a WKSI in the case of clause (B), relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act. If, on the date of any such request, the Issuer does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b) Continued Effectiveness. The Issuer shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(d), the Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Issuer voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

omission is required by applicable law. The Issuer shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which an Automatic Shelf Registration Statement is required to remain effective. If the Issuer does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Issuer agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Issuer shall refile an Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, the Issuer shall use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(c) Shelf Notice. Promptly upon receipt of any request to file a Shelf Registration Statement (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Shelf Notice”) of any such request to all other Holders specifying the amount of Registrable Securities to be Registered.

(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving at least ten (10) days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that the Issuer shall not be permitted to exercise a Shelf Suspension or Demand Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request. The Issuer shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Issuer for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors.

(e) Underwritten Offering. If an Investor or Investors holding, directly or indirectly, together with their respective Affiliates in the aggregate, not less than five percent (5%) of the Registrable Securities then outstanding so elect, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Issuer shall amend or supplement the Shelf Registration Statement for such purpose, such Investor shall have the right to select the managing underwriter or underwriters to administer such offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the other Investors. The provisions of Section 2.01(h) shall apply to any underwritten offering pursuant to this Section 2.02(e).

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SECTION 2.03. Piggyback Registration.

(a) Participation. Subject to Section 2.03(e), if the Issuer at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or Section 2.02; (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms; or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than forty-five (45) days prior to the proposed date of filing of such Registration Statement), the Issuer shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”), and the Board shall have the right to select the managing underwriter or underwriters to administer such offering if this is a primary offering initiated by the Issuer (and not a Demanding Investor). Subject to Section 2.03(b), the Issuer shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Issuer shall make such arrangements so that each such Holder may, participate in such offering on such basis.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Issuer and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) allocated in accordance with Section 2.01(h) if such Registration was initiated pursuant to Section 2.01 or (ii) (A) first, 100% of the securities proposed to be sold in such Registration by the Issuer, (B) second, and only if all the securities referred to in clause

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(ii)(A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the GS Holders, the Advent Holders and (subject to Section 2.03(e)) the Key Individuals that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among such remaining requesting Holders in like manner, and (C) third, only if all of the Registrable Securities referred to in clause (ii)(B) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) Withdrawal. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Issuer of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.

(d) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 and Section 2.02 or shall relieve the Issuer of its obligations under Section 2.01 or Section 2.02.

(e) Limitation on Piggyback Rights of Key Individuals. Notwithstanding anything to the contrary in this Agreement, if the managing underwriter determines that the participation of any of the Key Individuals in a proposed Underwritten Offering pursuant to this Section 2.03 would reasonably be expected to be harmful to such offering (including with respect to any of the price, timing, distribution or anticipated demand in respect of such offerings), then such Key Individuals (s) may not participate in such offering and shall not be entitled to exercise their rights under this Section 2.03 to effect a Piggyback Registration.

SECTION 2.04. Black-out Periods.

(a) Black-out Periods for Holders. In the event of an Issuer Public Sale of the Issuer’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for Registrable Securities, during the period beginning seven (7) days before and ending one hundred eighty (180) days (in the event of the Issuer’s IPO) or ninety (90) days (in the event of any other Issuer Public Sale) (or, in either case, such lesser period as may be permitted for all Holders by the Issuer or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration to the extent timely notified in writing by the Issuer or the managing underwriter or underwriters; provided, that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners or members and (iii) transfers to Affiliates or Permitted Transferees but only if such Affiliates or Permitted Transferees agree to be bound by the restrictions herein.

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(b) Black-out Period for the Issuer and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.01 or Section 2.02 for an Underwritten Offering, the Issuer and the Holders agree, if requested by the Investors or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser period as may be permitted for the Issuer and all Holders by the Investors or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Investors or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement. The Issuer agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Issuer which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Issuer grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Issuer agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Holder hereunder.

SECTION 2.05. Registration Procedures.

(a) In connection with the Issuer’s Registration obligations under Section 2.01, Section 2.02 and Section 2.03, the Issuer shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Investors or the underwriters, if any, shall reasonably object;

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(ii) as soon as reasonably practicable (but in no event later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 or ninety (90) days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements or amendments to the Prospectus or any Issuer Free Writing Prospectus as may be (x) reasonably requested by a participating Investor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Issuer (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Issuer in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement, Prospectus (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or, when taken together with the related Prospectus, omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

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(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter, it being understood that the Issuer consents to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus;

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to Register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 2.01(d) or Section 2.02(b), whichever is applicable; provided, that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

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(xi) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Issuer and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

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(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the its officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that any such Person gaining access to information regarding the Issuer pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Issuer that it determines in good faith to be confidential, and of which determination such Person is notified, unless

(w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Issuer or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration covered by Section 2.01, Section 2.02 or Section 2.03 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

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(xxvi) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b) If the Issuer files any Shelf Registration Statement, the Issuer agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(c) The Issuer may require each Participating Holder to furnish to the Issuer such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Issuer may from time to time reasonably request in writing and the Issuer may exclude from such Registration the Registrable Securities of any Participating Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Issuer and to cooperate with the Issuer at the Issuer’s expense as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

(d) Each Participating Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.05(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 2.05(a)(v), or until such Holder is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Issuer, such Holder shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or any Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

(e) If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Issuer, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Issuer, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

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(f) Holders may seek to Register different types of Registrable Securities simultaneously, and the Issuer shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

SECTION 2.06. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Investors pursuant to a Registration under Section 2.01 or Section 2.02, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Issuer, the participating Investors and the underwriters, and to contain such representations and warranties by the Issuer and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. The Participating Holders shall cooperate with the Issuer, at the Issuer’s expense, in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Issuer regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. No such Holders shall be required to make any representations or warranties to or agreements with the Issuer or the underwriters, other than representations, warranties or agreements regarding such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Issuer proposes to Register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Issuer shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Issuer to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Issuer and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Issuer or the

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underwriters other than representations, warranties or agreements regarding such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to provisions of Section 2.06(a) and Section 2.06(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Investor(s) (or, in the case of a Shelf Registration, the Investor(s) selling Registrable Securities under the Shelf Registration Statement). In addition, in the case of any Underwritten Offering under Section 2.01, Section 2.02 or Section 2.03, each of the Holders may, subject to any limitations on withdrawal contained in Section 2.01, Section 2.02 or Section 2.03, withdraw all or part of their request to participate in such Registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.07. No Inconsistent Agreements; Additional Rights; Transfer Restrictions Under the Major Stockholders’ Agreement and Stockholders’ Agreement. The Issuer shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders under this Agreement. Without Requisite Consent, the Issuer shall not enter into any agreement granting registration or similar rights to any Person. For the avoidance of doubt, and notwithstanding anything herein to the contrary, all rights granted to a Holder under this Agreement are subject to the terms and conditions set forth in the Major Stockholders’ Agreement and the Stockholders’ Agreement, including any obligation set forth therein, or contemplated thereby, relating to the Coordination Committee (as defined in the Major Stockholders’ Agreement) and the restrictions on Transfers (as defined in the Stockholders’ Agreement) following an IPO with respect to the Key Individuals.

SECTION 2.08. Registration Expenses. Except as expressly provided herein, all expenses incident to the Issuer’s performance of or compliance with this Agreement shall be paid by the Issuer, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

accountants of the Issuer (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel selected by the Demanding Investor (or, in the case of a Shelf Registration, each Investor selling Registrable Securities under the Shelf Registration Statement), (ix) all reasonable fees and disbursements of legal counsel for each Holder participating in such Registration (or, in the case of a Shelf Registration, each Holder selling Registrable Securities under the Shelf Registration Statement) in connection with the preparation of any legal opinions requested by the underwriters, (x) all fees and expenses of accountants selected by the Demanding Investor (or, in the case of a Shelf Registration, the Holder selling Registrable Securities under the Shelf Registration Statement), (xi) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xii) all fees and expenses of any special experts or other Persons retained by the Issuer in connection with any Registration, (xiii) all of the Issuer’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiv) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Issuer shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09. Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Issuer shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Issuer by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Issuer may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Issuer specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 2.09(d). The Issuer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 2.09) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Issuer, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.09(a) and Section 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Issuer, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.09(a) and Section 2.09(b) hereof without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.10. Rules 144 and 144A and Regulation S. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon Requisite Consent, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take any such further action as reasonably requested upon Requisite Consent, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules or regulations may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Term. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.09 and Section 2.10 and all of this Article III, which shall survive any such termination.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

SECTION 3.02. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed Registration Statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Issuer has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement.

SECTION 3.03. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

SECTION 3.04. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.05. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.06. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt):

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

if to the Issuer, to:

TransUnion Holding Company, Inc.

c/o TransUnion Corp.

555 West Adams Street

Chicago, Illinois 60661

Attention: Siddharth N. Mehta, President and Chief Executive Officer

Attention: John W. Blenke, Executive Vice President, Corporate General

Counsel and Corporate Secretary

Facsimile No.: (312) 466-7706

with a copy (which shall not constitute notice) to each of the GS Investor and the Advent Investors as specified below.

if to the GS Investor, to:

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Sumit Rajpal

Facsimile: 212-357-5505

Email: sumit.rajpal@gs.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: John Amorosi

Facsimile: (212) 701-5010

if to the Advent Investors, to:

Advent International Corp.

75 State Street, 29th Floor

Boston, Massachusetts 02109

Attn: Christopher Egan and James Westra

Facsimile No.: (617) 951-0568

with a copy (which shall not constitute written notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, Massachusetts 02110

Attention: Marilyn French

Facsimile: (617) 772-8333

If to any other Holder who becomes party to this agreement on or after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

SECTION 3.07. Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Investors; provided, that (a) any amendment that would have a disproportionate material adverse effect on a Holder relative to the other Holders shall require the written consent of that Holder, (b) any amendment that would adversely affect the rights of the Key Individuals under this Agreement shall require the written consent of holders of at least two-thirds (66 2/3%) of the Registrable Securities then held by all Key Individuals, provided that any such amendment that has a disproportionate adverse effect on the rights of any Key Individual under this Agreement as compared to other Key Individuals shall require the written consent of such Key Individual, and (c) this Section 3.07 may not be amended without the prior written consent of all of the Holders.

SECTION 3.08. Successors, Assigns and Transferees. Each party may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities and any Person that acquires Registrable Securities pursuant to the terms, as applicable, of the Major Stockholders’ Agreement and the Stockholders’ Agreement or to any of their respective Permitted Transferees (as such term is defined in the Major Stockholders’ Agreement or Stockholders’ Agreement, as applicable) (collectively, “Permitted Transferees”).

SECTION 3.09. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.10. Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.11. Governing Law; Arbitration; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

(b) Arbitration.

(i) Any and all disputes, controversies or claims (each a “Dispute”) arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”). Any party may initiate arbitration by notice to the other party (a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of the arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Holder involved in the applicable Dispute (or, if Parent or multiple Holders are involved in such Dispute, by the Holders holding a majority of the Shares held by all such Holders) from a list of at least five

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

(5) individuals who are independent and qualified to serve as an arbitrator submitted by the Parent within fifteen (15) days after delivery of the Request for Arbitration. Such appointment shall be made by such Holder or Holders within ten (10) days after receipt of the list of qualified individuals from the Parent. In the event the Parent fails to send a list of at least five (5) qualified individuals to serve as arbitrator to such Holder or Holders within such fifteen-day time period, then such Holder or Holders shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration. In the event such Holder or Holders fail to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after its receipt of such list from the Parent, the Parent shall appoint one of the individuals from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who has no material business relationship, directly or indirectly, with any of the parties to the action and who has at least ten (10) years of experience in the practice of law with experience in executive compensation matters. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(ii) The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without reference to its internal conflicts of laws principles, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including, without limitation, injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including, without limitation, the courts of Cook County, Illinois. Notwithstanding the foregoing, any party to this Agreement may seek injunctive relief, specific performance, or other equitable remedies from a court of competent jurisdiction without first pursuing resolution of the dispute as provided above. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Illinois and of the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 3.11(b)(i) OF THIS AGREEMENT.

(iii) The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

regulatory authority or body, including professional societies and organizations; provided, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

SECTION 3.12. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, then, so long as no party is deprived of the benefits of this Agreement in any material respect, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

SECTION 3.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.13.

SECTION 3.14. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

[REMAINDER INTENTIONALLY LEFT BLANK]

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

[Signature Pages Follow.]

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

TRANSUNION HOLDING COMPANY, INC.

By:	/s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C. its General Partner

By:	/s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C. its General Partner

By:	/s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

SPARTANSHIELD HOLDINGS

By:	GS Capital Partners VI Offshore Fund, L.P., its General Partner By: GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice-President

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

ADVENT-TRANSUNION ACQUISITION LIMITED PARTNERSHIP

By:	Advent-TransUnion GP LLC, its General Partner

By:	/s/ Michael Ristaino
Name:	Michael Ristaino
Title:	President

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

EXHIBIT A

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

                 , 2012

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written above by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of the date hereof (as amended, amended and restated or otherwise modified from time to time, the “Registration Rights Agreement”) among TransUnion Holdings Company, Inc. and the other persons listed on the signature pages thereto. Capitalized terms used, but not defined, herein shall have the respective meanings of ascribed to such terms in the Management Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Key Individual” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

Name:
Address:
Telephone:
Facsimile:

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

AGREED ON THIS [            ] day of [            ], 20     :

TRANSUNION HOLDING COMPANY, INC.

By:
Name:
Title:

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

EXHIBIT C

FORM OF DIRECTOR & OFFICER INDEMNIFICATION AGREEMENT

DIRECTOR INDEMNIFICATION AGREEMENT

This Director Indemnification Agreement (this “Agreement”), made and entered into as of the 30th day of April, 2012, by and between TransUnion Holding Company, Inc., a Delaware corporation (the “Company”) and              (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

WHEREAS, the Bylaws of the Company provide that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, and the Company’s Certificate of Incorporation provides for limitation of liability for directors. In addition, Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) . The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the charter and bylaws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Company’s charter and bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director of the Company without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

(a) As used in this Agreement:

“Change of Control” shall have the meaning ascribed to it in the Major Stockholders’ Agreement.

“Continuing Director” means (i) each director on the Board on the date hereof or (ii) any new director whose designation was so approved in accordance with the Major Stockholders’ Agreement on the date hereof.

“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Expenses” means all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s organizational documents, any other contracts, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.

“Indemnitee” shall have the meaning set forth in the recitals; provided that references to “Indemnitee” shall include, in addition to Indemnitee, Advent International Corporation and its respective affiliates and the respective direct and indirect managers, members, shareholders, partners, officers, directors, employees, agents and affiliates of each of the foregoing to the extent, but only to the extent, that any such entity or person incurs liability in connection with a Proceeding that is derivative of the services provided by the natural person identified in the introduction to this Agreement as a director of the Company.

“Indemnitee-Related Entities” shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, its subsidiaries or any other person controlled by the Company or its subsidiaries) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any other company controlled by the Company may also have an indemnification or advancement obligation.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means any losses or liabilities, including any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed

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proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

“Major Stockholders’ Agreement” means the Major Stockholders’ Agreement of the Company, dated as of the date hereof, among the parties thereto, as the same may be amended from time to time.

(b) For the purposes of this Agreement:

References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

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ARTICLE 2

SERVICES BY INDEMNITEE

Section 2.01. Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly designated or until Indemnitee tenders his or her resignation or is removed.

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ARTICLE 3

INDEMNIFICATION

Section 3.01. General. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities, in either case, incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 3.01 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.

For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute, and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, such Intemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

(c) Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 3.02. Exclusions. Notwithstanding any provision of this Agreement and unless Indemnitee ultimately is successful on the merits with respect to any such claim, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

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(a) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the

Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(b) except as otherwise provided in Sections 6.01(e), prior to a Change of Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (other than any cross claim or counterclaim asserted by the Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

ARTICLE 4

ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.01. Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance any Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

Section 4.03. Defense of Claims. The Company will be entitled to participate in the Proceeding at its own expense. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

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ARTICLE 5

PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO

INDEMNIFICATION

Section 5.01. Notification; Request For Indemnification. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.

(b) To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.

Section 5.02. Determination of Entitlement. (a) Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

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(b) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(ii), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(i)(C) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

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(b) If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the sixty (60) day period referred to in Section 5.02(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification , absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6

REMEDIES OF INDEMNITEE

Section 6.01. Adjudication or Arbitration. (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to

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Section 5.02 of this Agreement and no payment of indemnification is made within ten (10) days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification, contribution or advancement. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be.

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ARTICLE 7

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.01. D&O Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors of the Company in their capacities as such (and for any capacity in which any director of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of Expenses) that are customary for a company of this size and industry.

Section 7.02. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Nonexclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02. Insurance and Subrogation. (a) Indemnitee shall be covered by the Company’s D&O Liability Insurance in accordance with its or their terms to the maximum extent of the coverage available for any director under such policy or policies. If, at the time the Company receives notice of a claim hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(b) In the event of any payment under this Agreement except for payments made by Indemnitee–Related Entities, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any Company insurance policy. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by the terms of this Agreement (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitee-Related Entities, and (iii) that it irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any advancement or payment on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company, the Indemnitee-Related Entity making such payment shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Indemnitee-Related Entities to bring suit to enforce such rights. The Company and Indemnitee agree that the Indemnitee-Related Entities are express third party beneficiaries of the terms of this Section 8.02, are entitled to enforce this Section 8.02 as though each of the Indemnitee-Related Entities were a party to this Agreement.

Section 8.03 The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise, other than an Indemnitee-Related Entity, shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.04. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

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Section 8.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision (i)permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s organizational documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or (ii) limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.

Section 8.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 8.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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Section 8.09. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 8.10. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

Section 8.11. Governing Law. This Agreement and all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause or action cased upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 8.12. Consent to Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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Section 8.13. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 8.15. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

TRANSUNION HOLDING COMPANY, INC.

By:
Name:
Title:

c/o Goldman Sachs Capital Partners VI Fund, L.P.

200 West Street

New York, New York 10282

Attn: Sumit Rajpal

and

c/o Advent International Corp.

75 State Street, 29th Floor

Boston, Massachusetts 02109

Attn: Chris Egan

With a copy to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: John D. Amorosi Facsimile No.: (212) 701-5010

INDEMNITEE
Address: Facsimile: With a copy to: Address: Facsimile: Attention:

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

Exhibit D

Management Rights Letter

[Date]

GS Capital Partners VI Parallel, L.P.

[ADDRESS OF VCOC FUND]

Dear Sirs:

This letter agreement (the “Letter Agreement”) will confirm our agreement that, in connection with your investment in TransUnion (the “Company”), GS Capital Partners VI Parallel, L.P. (“Investor”) will be entitled to the following contractual management rights relating to the Company (collectively, the “Management Rights”):

1.	If at any time Investor has the right to appoint a Board Observer (as defined in the Amended and Restated Major Stockholders Agreement of the Company dated , 2015 (the “MSA”) pursuant to Section 3.1(b) of the MSA, such Board Observer of the Investor shall be (i) provided by the Company with all notices of meetings, consents, minutes and other written materials that are provided to the Board of Directors of the Company (the “Company Board”) or any committee thereof or the board of directors of any direct or indirect subsidiary of the Company or any committee thereof at the same time as such materials are provided to the Company Board, such subsidiary board or any such committee, as applicable, (ii) entitled to attend all meetings of the Company Board, any subsidiary board and any committee thereof and (iii) entitled to participate in discussions at all such meetings; provided that the Board Observer may be excluded from access to any material or meeting or portion thereof if the Company Board or any subsidiary board, as applicable, determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege. Reasonable costs and expenses incurred by the Observer for the purposes of attending Company Board or subsidiary board (or committee) meetings and conducting other Company or subsidiary business will be paid by the Company.

2.	Investor shall be entitled to consult with and advise management of the Company and its direct and indirect subsidiaries on significant business issues of the Company and its direct and indirect subsidiaries, including management’s proposed annual operating plans, and management of the Company and its direct and indirect subsidiaries will meet regularly during each year with representatives of Investor (the “Representatives”) at the Company’s or such subsidiary’s facilities, as applicable, (or, at the Investor’s sole discretion, by telephone) at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans.

COMPLIANCE CERTIFICATE FOR TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

3.	Investor may inspect the books and records and facilities and properties of the Company and its direct and indirect subsidiaries at reasonable times and intervals concerning the general status of the Company’s or any such subsidiary’s financial conditions and operations, provided that access to privileged information need not be provided.

4.	Investor agrees, and shall cause each of its Representatives to agree, that any confidential information provided to or learned by it in connection with the exercise of Investor’s Management Rights under this Letter Agreement shall be subject to the confidentiality provisions set forth in the Investment Agreement.

This Letter Agreement shall remain in effect until such time as Investor no longer owns, directly or indirectly, any Share Equivalents. The confidentiality obligations referenced herein will survive any such termination.

The rights set forth in this Letter Agreement are intended to satisfy the requirement of contractual management rights for purposes of qualifying Investor’s interests in the Company as venture capital investments for purposes of the Plan Asset Regulations (as defined in the MSA), and in the event that, after the date hereof, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is determined that such rights are not satisfactory for such purpose, Investor and the Company shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

* * * * *

Very truly yours,

TRANSUNION

By:
Name:
Title:

AGREED AND ACCEPTED THIS
day of , 2015

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:
Name:
Title:

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT

SCHEDULE B

Form Compliance Certificate

TRANSUNION

COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Amended and Restated Major Stockholders’ Agreement among TransUnion (the “Parent”), the GS Investors, the Advent Investor, and the Stockholders, dated as of [            ], 2015 (the “Major Stockholders’ Agreement”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Major Stockholders’ Agreement.

I,                     , [Chief Executive Officer/Chief Financial Officer/Head of Compliance/General Counsel] of the Company, do hereby certify, on behalf of the Company and not in my individual capacity, as follows:

The Company has, and the Company has caused its Subsidiaries to have, in [insert the most recently completed calendar year] performed and complied in all material respects with the obligations and covenants applicable to the Company in the Major Stockholders’ Agreement, including compliance with the provisions of Section 6.11.

IN WITNESS WHEREOF, I have signed this certificate as of the date first set forth above.

By:
Name: Title: [To be executed by Chief Executive Officer, Chief Financial Officer, Head of Compliance, or General Counsel]

EXHIBITS TO TRANSUNION MAJOR STOCKHOLDERS’ AGREEMENT